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                                                                   Exhibit 10.43



                   AMERUS GROUP CO. 2003 STOCK INCENTIVE PLAN

SECTION 1. GENERAL PURPOSE OF PLAN; DEFINITIONS.

      The name of this Plan is the AmerUs Group Co. 2003 Stock Incentive Plan. The purpose of the Plan is to enable AmerUs Group Co., its Subsidiaries and Affiliates to attract and retain individuals who contribute to the Company's success by their ability, ingenuity and industry, and to enable such individuals to participate in the long-term success and growth of the Company through an equity interest in the Company.

      For purposes of the Plan, the following terms shall be defined as set forth below:

      a. "Affiliate" means any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Person specified.

      b. "Award" means a Stock Appreciation Right, Restricted Stock Award, Stock Option or Cash Incentive Unit, or any combination of the foregoing, granted in accordance with the terms of the Plan.

      c. "Board" means the Board of Directors of the Company.

      d. "Cash Incentive Unit" means units awarded pursuant to Section 7A below.

      e. "Cause" means the willful and continued failure to substantially perform the duties with the Company (other than a failure resulting from the Participant's Disability), the willful engaging in conduct which is demonstrably injurious to the Company or any Subsidiary or Affiliate, monetarily or otherwise, including any act of dishonesty, commission of a felony, or a significant violation of any statutory or common law duty of loyalty to the Company.

      f. "Change of Control" shall mean any of the following events: (a) any "Person" (as such term is defined in Rule 13d-5 under the Exchange Act (as defined below) or group (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act) other than a Subsidiary of the Company (for purposes of this definition only, "Subsidiary" shall mean each of those Persons of which another Person, directly or indirectly through one or more Subsidiaries, owns beneficially securities having more than 25% of the voting power in the election of directors (or Persons fulfilling similar functions or duties) of the owned Person (without giving effect to any contingent voting rights)) or any employee benefit plan (or any related trust) of the Company or a Subsidiary of the Company, becomes the beneficial owner (as such term is defined in Rule 13d-3 of the Exchange Act) of (1) 25% or more of the common stock of the Company or (2) securities of the Company that are entitled to vote generally in the election of directors of the Company ("Voting Securities") representing 25% or more of the combined voting power of all Voting Securities of the Company;
(b) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the


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date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or (c) there is consummated a merger, reorganization or consolidation involving the Company or any direct or indirect Subsidiary of the Company and any other corporation or other entity, other than a merger, reorganization or consolidation which results in the common stock and Voting Securities of the Company outstanding immediately prior to such merger, reorganization or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60%, respectively, of the common stock and combined voting power of the Voting Securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger, reorganization or consolidation, or (d) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

      g. "Code" means the Internal Revenue Code of 1986, as amended, or any successor thereto.

      h. "Committee" means the Human Resources and Compensation Committee of the Board. If at any time there is no Committee, then the functions of the Committee specified in the Plan shall be exercised by the Board. Notwithstanding the immediately preceding two sentences, the Committee shall at all times (1) have no fewer than two (2) members and (2) consist solely of Non-Employee Directors.

      i. "Commission" means the Securities and Exchange Commission.

      j. "Company" means AmerUs Group Co., a corporation organized under the laws of the State of Iowa (or any successor corporation).

      k. "Consultant" means any person, including an advisor, engaged by the Company or a Subsidiary or Affiliate to render services to such entity or any person who is an advisor, director or consultant of an Affiliate.

      l. "Director" means a member of the Board.

      m. "Disability" means total and permanent disability as determined under the Company's long term disability program.

      n. "Early Retirement" means retirement from active employment with the Company, any Subsidiary, and any Affiliate under the terms of the All*AmerUs Savings & Retirement Plan adopted by the Company.

      o. "Employee" means a regular employee of the Company, any Subsidiary or any Affiliate, including officers and Directors, who is treated as a full time employee in the personnel records of the Company, its Subsidiary or its Affiliate for the relevant period, but shall exclude individuals who are classified by the Company, its Subsidiary or its Affiliate as (A) leased from or otherwise employed by a third party; (B) independent contractors; or (C) intermittent or temporary, even if any such classification is changed retroactively as a result of an audit, litigation or otherwise. An individual shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company, its Subsidiary or its Affiliate or (ii) transfers between locations of the Company or between the Company, its Subsidiary or its Affiliate or (iii) transfers between locations of the Company or between the Company, any Subsidiary, or any successor. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.
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      p. "Exchange Act" means the Securities and Exchange Act of 1934, as amended, and any successor thereto.

      q. "Fair Market Value" means, as of any date, the closing price of the Stock as of such date (or if no sales were reported on such date, the closing price on the last preceding day a sale was made) as quoted on the stock exchange or a national market system, with the highest trading volume.

      r. "Incentive Stock Option" means any Stock Option intended to be and designated as an "incentive stock option" within the meaning of Section 422 of the Code and the requirements promulgated thereunder.

      s. "Non-Employee Director" means a director who is a Non-Employee Director under Rule 16b-3 under Section 16 of the Exchange Act and is an outside director under Section 1.162-27(e)(3) of the regulations promulgated under the Code.

      t. "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

      u. "Normal Retirement" means retirement from active employment with the Company, any Subsidiary, and any Affiliate as this term is defined in the All*AmerUs Savings & Retirement Plan adopted by the Company.

      v. "Optionee" means a Participant who receives a Stock Option.

      w. "Option Period" means, with respect to any Stock Option, the time during which an Optionee may exercise such Stock Option.

      x. "Participant" means an Employee, Director or Consultant of the Company or of any Subsidiary or Affiliate of the Company.

      y. "Performance Period" means the period over which applicable performance is to be measured.

      z. "Person" means any natural person, corporation, general partnership, limited partnership, limited liability company, proprietorship, trust, union, association, court, tribunal, agency, government, department, commission, self-regulatory organization, arbitrator, board, bureau, instrumentality, or other entity, enterprise, authority, or business organization.

      aa. "Plan" means this Stock Incentive Plan.

      bb. "Restricted Stock" means any grant of Stock, with such Stock being subject to restrictions under Section 7 below.

      cc. "Restricted Stock Unit" means the grant of a right to receive shares of Stock or Restricted Stock in the future, with such right being subject to restrictions under Section 7 below.

      dd. "Restricted Stock Award" means an Award of Restricted Stock or Restricted Stock Units.

      ee. "Retirement" means Normal or Early Retirement as those terms are defined in the All*AmerUs Savings & Retirement Plan adopted by the Company.
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      ff. "Stock" means the Common Stock of the Company.

      gg. "Stock Appreciation Right" means (i) a right granted under Section 6 below, to surrender to the Company all or a portion of a Non-Qualified or Incentive Stock Option in exchange for an amount in cash or shares of Stock equal to the difference between (a) the Fair Market Value, as of the date such Stock Option or such portion thereof is surrendered, of the shares of Stock covered by such Stock Option, or such portion thereof, and (b) the aggregate exercise price of such Stock Option, or such portion thereof, or (ii) a right granted under Section 6 which is not in conjunction with a stock option to receive a cash payment equal in value to the appreciation on a designated number of shares of stock between the aggregate price of the Stock Appreciation Right (or such portion thereof) set by the Committee, which shall not be less than the Fair Market Value on the date on which the Stock Appreciation Right was granted and the Fair Market Value on the date on which the Participant exercises the Stock Appreciation Right.

      hh. "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5 below.

      ii. "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

      jj. "Ten Percent Shareholder" means a person who owns (after taking into account the attribution rules of Code Section 424(d)) more than ten percent (10%) of the total combined voting power of all classes of stock of the company.

SECTION 2. ADMINISTRATION.

      The Plan shall be administered by the Committee.

      The Committee shall have the power and authority to grant to eligible Participants, pursuant to the terms of the Plan: Non-Qualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock Awards and/or Cash Incentive Units.

      In particular, the Committee shall have the authority:

      a. To select Participants to whom Non-Qualified or Incentive Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Cash Incentive Units or a combination of the foregoing from time to time will be granted hereunder, including aggregating any combination of the foregoing into one Award;

      b. To determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards or Cash Incentive Units or a combination of the foregoing, are to be granted hereunder;

      c. To determine the number of shares of Stock or Stock Appreciation Rights to be covered by each such Award granted hereunder;

      d. To determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder;


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      e. To construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

      f. To adopt rules and procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures.

      g. To prescribe, amend and rescind rules and regulations relating to the Plan;

      h. To modify or amend each Award in a manner not inconsistent with the Plan, including the discretionary authority to extend the post-termination exercisability period of Stock Options or Stock Appreciation Rights longer than is otherwise provided for in the Plan, provided, however, that any such amendment is subject to Section 5 (c) of the Plan and may not impair any outstanding Award unless agreed to in writing by the Participant;

      i. To authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

      j. To make all other determinations deemed necessary or advisable for administering the Plan and any Award granted hereunder;

      k. The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

      All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and the Participants.

      Notwithstanding anything contained in the Plan to the contrary, the Committee shall not: (i) grant any Stock Option or Stock Appreciation Right with an exercise price less than the Fair Market Value on the date of the grant of such Award; (ii) subject to Section 3 of the Plan, change the exercise price of any Stock Option or Stock Appreciation Right or permit the exchange of Stock Options issued under the Plan or any other Company plan for a lesser number of new Stock Options to be granted under the Plan having a lesser exercise price; or (iii) amend an award in a manner inconsistent with the Plan.

SECTION 3. STOCK SUBJECT TO PLAN; LIMITATIONS.

      The total number of shares of Stock reserved and available for distribution under the Plan shall be 1,500,000 (subject to appropriate adjustments to reflect changes in capitalization of the Company). Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares. If any shares of Stock that have been optioned cease to be subject to option, or if any shares subject to a Restricted Stock Award granted hereunder are forfeited or such Award otherwise terminates, such shares shall again be available for distribution in connection with future Awards under the Plan.

      The maximum total number of shares subject to Awards which may be granted under the Plan in any one year will be 1,000,000, and the maximum number of shares subject to Awards which may be granted under the Plan to any individual in any one year is 250,000 (in both cases, subject to appropriate adjustments to reflect changes in capitalization of the Company).


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      In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in the corporate structure affecting the Stock, a corresponding substitution or adjustment to the extent appropriate to reflect the merger, consolidation, recapitalization, stock dividend or other change shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of the shares subject to outstanding Stock Options granted under the Plan, in the number and price of any Stock Appreciation Right granted under the plan ,in the number of shares subject to Restricted Stock Awards granted under the Plan, in any performance goals and value of any Cash Incentive Units granted under the Plan, all as may be determined by the Committee, provided that the number of shares subject to any Awards shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Rights associated with any Stock Option.

SECTION 4. ELIGIBILITY.

      Participants who are responsible for or contribute to the management, growth and/or profitability of the business of the Company, its Subsidiaries, or its Affiliates are eligible to be granted Stock Options, Stock Appreciation Rights, Restricted Stock Awards or Cash Incentive Units. The Awards and Participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the number of shares covered by each Award or grant.

SECTION 5. STOCK OPTIONS.

      Stock Options may be granted either alone or in addition to other Awards granted under the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve, and the provisions of Stock Option Awards need not be the same with respect to each Optionee.

      The Stock Options granted under the Plan may be of two types: Incentive Stock Options and Non-Qualified Stock Options.

      The Committee shall have the authority to grant any Optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights). To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option.

      Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code. Notwithstanding the foregoing, in the event an Optionee voluntarily disqualifies an option as an Incentive Stock Option within the meaning of
Section 422 of the Code, the Committee may, but shall not be obligated to, make such additional grants, Awards or bonuses as the Committee shall deem appropriate, to reflect the tax savings to the Company which result from such disqualification.

      Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:
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      a. Stock Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant, but shall not be less than the Fair Market Value of the Stock on the date of grant of the Stock Option; provided, however, if the Option is an Incentive Stock Option granted to a Ten Percent Shareholder, the option price per each share of stock subject to such Incentive Stock Option shall be no less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the date such Incentive Stock Option is granted.

      b. Stock Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten (10) years after the date such Stock Option is issued.

      c. Exercisability. Subject to paragraph (g) of this Section 5 with respect to Incentive Stock Options, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of the grant; provided, however, that, notwithstanding anything in the Plan to the contrary, except pursuant to Section 5(h) of the Plan and in connection with a Change of Control, no Stock Option shall be exercisable prior to the first anniversary date of the granting of the option.

      d. Method of Exercise. Stock Options which are then exercisable may be exercised in whole or in part at any time during the Option Period by Optionee, the legal representative of the Optionee, or the legatee under the Optionee's will through the giving of written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment in full of the purchase price, in cash, by check or such other instrument as may be acceptable to the Committee; provided, however, the Committee shall accept no form of payment that would violate applicable law. As determined by the Committee, in its sole discretion, at or after grant, payment in full or in part may also be made in the form of unrestricted Stock already owned by the Optionee, Restricted Stock or with the value of a Non-Qualified Stock Option equal to the difference between the Fair Market Value on the date of payment and the exercise price of such Non-Qualified Stock Option (based, in each case, on the Fair Market Value of the Stock on the date the option is exercised, as determined by the Committee). If payment of the option exercise price of a Non-Qualified Stock Option is made in whole or in part in the form of Restricted Stock Award, the shares received upon the exercise of such Stock Option shall be restricted in accordance with the original term of the Restricted Stock Award in question, except that the Committee may direct that such shall apply only to the number of such shares equal to the number of shares of Restricted Stock surrendered upon the exercise of such option. No shares of unrestricted Stock shall be issued until full payment thereof has been made. An Optionee shall have the rights to dividends or other rights of a stockholder with respect to shares subject to the option when the Optionee has given written notice of exercise and has paid in full for such shares.

      e. Non-Transferability of Stock Options. Except as otherwise set forth in the Section 5(e), no Stock Option shall be transferable by the Optionee otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Optionee's lifetime, only by the Optionee. The Committee shall have the discretionary authority, however, to grant Non-Qualified Stock Options which would be transferable to members of an Optionee's immediate family, including trusts for the benefit of such family members and partnerships in which such family members are the only partners. In exercising such discretionary authority, the Committee may take into account whether the granting of such transferable options would require registration with the Securities and Exchange Commission under a form other than Form S-8. A transferred Stock Option may be exercised by the transferee only to the extent that the Optionee would have been able to exercise such Stock Option had the option not been transferred.
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      f. Termination of Employment for Cause. Unless otherwise determined by the
Committee at grant, if an Optionee's employment with the Company, any Subsidiary, or any Affiliate is terminated for Cause, all of such Optionee's unvested Stock Options shall terminate immediately at the date of the termination of employment.

      g. Limit on Value of Incentive Stock Option First Exercisable Annually. The aggregate Fair Market Value (determined at the time of grant) of the Stock for which "incentive stock options" within the meaning of Section 422 of the Code are exercisable for the first time by an Optionee during any calendar year under the Plan (and/or any other stock option plans of the Company, any Subsidiary and any Affiliate) shall not exceed $100,000.

      h. Termination of Employment. All of the terms relating to the exercise, cancellation or other disposition of a Stock Option upon a termination of employment with or service to the Company or a Subsidiary or Affiliate of the Optionee, whether by reason of Disability, Retirement, death, or other termination shall be determined by the Committee. Such determination shall be made at the time of the grant of such Stock Option and shall be specified in the written agreement evidencing such Stock Option.

      i. Vesting. The Committee shall determine the vesting period applicable to any Stock Option Award; provided, however, that no Stock Option shall vest prior to the first anniversary of the Award grant, except to the extent the Stock Option becomes exercisable under the proviso to Section 5 (c).

SECTION 6. STOCK APPRECIATION RIGHTS.

      a. Stock Appreciation Right Price. The Stock Appreciation Right price per share of Stock shall be determined by the Committee at the time of grant, but shall not be less than the Fair Market Value of the Stock on the date of grant of the Stock Appreciation Right.

      b. Grant and Exercise. Stock Appreciation Rights may or may not be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Non-Qualified Stock Options. In the case of an Incentive Stock Option, such rights may be granted only at the time of grant of such Incentive Stock Options. A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that, unless otherwise provided by the Committee at the time of grant, a Stock Appreciation Right granted with respect to less than the full number of shares covered by a related Stock Option shall only be reduced if and to the extent that the number of shares covered by the exercise or termination of the related Stock Option exceeds the number of shares not covered by the Stock Appreciation Right.

      A Stock Appreciation Right granted in conjunction with all or part of any Stock Option may be exercised by an Optionee, in accordance with paragraph (b) of this Section 6, by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the Optionee shall be entitled to receive an amount determined in the manner prescribed in paragraph (b) of this
Section 6. Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Stock Appreciation rights have been exercised.

      c. Terms and Conditions. Stock Appreciation Rights shall be subject to the terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

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          1. If granted in conjunction with a Stock Option, Stock Appreciation
      Rights shall be exercised only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 5 and this Section 6 of the Plan.

          2. Subject to the term limit in paragraph (b) of Section 5 of the Plan, Stock Appreciation Rights not granted in conjunction with Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant; provided, however, that notwithstanding anything contained in the Plan to the contrary, except pursuant to Section 6 (c) (8) of the Plan and in connection with any Change of Control, no Stock Appreciation Right shall be exercisable prior to first anniversary date of the granting of the Stock Appreciation Right.

          3. Upon exercise of a Stock Appreciation Right, an Optionee shall be entitled to receive up to, but not more than, an amount in cash or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock over the option price per share specified in the related Stock Option agreement (or the exercise price stated in the Stock Appreciation Right agreement for Stock Appreciation Rights not granted in conjunction with Stock Options) multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment; provided, however, the Committee shall accept no form of payment that would violate applicable law.

          4. Stock Appreciation Rights whether or not granted in conjunction with a Stock Option shall be transferable only when and to the extent that a Stock Option would be transferable under paragraph (e) of Section 5 of the Plan.

          5. Upon the grant of a Stock Appreciation Right granted in conjunction with a Stock Option, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been granted for the purpose of the limitation set forth in Section 3 of the Plan on the maximum number of shares subject to Awards which may be granted under the Plan in any one year and the maximum number of shares subject to Awards which may be granted to any one individual in any one year, but shall not be deemed to have been issued for purposes of the limitation set forth in
      Section 3 of the Plan on the total number of shares of Stock to be issued under the Plan to the extent the Optionee received cash to satisfy the Stock Appreciation Right.

          6. A Stock Appreciation Right granted in connection with an Incentive Stock Option may be exercised only if and when the market price of the Stock subject to the Incentive Stock Option exceeds the exercise price of such Stock Option.

          7. Stock Appreciation Rights not granted in conjunction with Stock Options shall be deemed to have been granted for purposes of the limitations set forth in Section 3 of the Plan on the total number of shares of stock subject to Awards which may be granted under the Plan in any one year and the maximum number of shares of stock subject to Awards which may be granted under the Plan to any individual in any one year and shall also be deemed to have been issued for purposes of the limitations set forth in Section 3 of the Plan on the total number of shares of stock to be issued under the Plan.

          8. All of the terms relating to the exercise, cancellation or other disposition of a Stock Appreciation Right upon a termination of employment with, or service to, the Company or a Subsidiary or an Affiliate of the Participant receiving the Stock Appreciation Right, whether by reason of Disability, Retirement, death, or other termination shall be determined by the Committee. Such determination shall be made at the time of the grant of such Stock Appreciation Right and shall be specified in the written agreement evidencing such Stock Appreciation Right, unless otherwise determined by the Committee at the time of the grant. If the employment of a Participant receiving the Stock Appreciation Right is terminated for Cause, and such Stock Appreciation right is unvested, the Stock Appreciation Right shall terminate immediately as of the date of the termination of employment.

          9. Vesting. The Committee shall determine the vesting period applicable to any Stock Appreciation Right Award; provided, however, that no Stock Appreciation Right Award shall vest prior to the first anniversary of the Award grant, except to the extent the Stock Appreciation Right becomes exercisable under the proviso to Section 6 (c)
      (2).

SECTION 7. RESTRICTED STOCK.

      a. Administration. Shares of Restricted Stock or Restricted Stock Units may be issued alone or in addition to Awards granted under the Plan. The Committee shall determine the Participants to whom, and the time or times at which, Restricted Stock Awards will be made, the number of shares or units to be awarded, the price, if any, to be paid by the recipient of Restricted Stock Awards (subject to Sections 7(b) and (c) hereof), the time or times within which such Awards may be subject to forfeiture, and all other conditions of the Awards. The Committee may also condition the grant of a Restricted Stock Award upon the attainment of specified performance goals, or such other criteria as the Committee may determine, in its sole discretion. The provisions of the Restricted Stock Awards need not be the same with respect to each recipient. Notwithstanding anything contained in the Plan to the contrary and except pursuant to Section 7 (b) (4) hereof or in connection with a Change of Control, no Restriction Period (as defined below) shall be less than one year.

      b. Awards and Certificates. The prospective Participants of a Restricted Stock Award shall not have any rights with respect to such Award, unless and until such recipient has executed an agreement evidencing the Award (a "Restricted Stock Award Agreement") and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the then applicable terms and conditions.

          1. Restricted Stock Awards must be accepted within a period of sixty
      (60) days (or such shorter period as the Committee may specify) after the Award date by executing a Restricted Stock Award Agreement and paying whatever price, if any, is required.

          2. A stock certificate in respect of shares of Restricted Stock shall be issued in the name of each Participant who is awarded Restricted Stock. Such certificate shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

                 "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the AmerUs Group Co. Stock Incentive Plan and a Restricted Stock Award Agreement entered into between the registered owner and the Company. Copies of such Plan and Agreement are on file on in the offices of the Company, (699 Walnut St, Des Moines, Iowa 50309)."

          3. The Committee shall require that the stock certificates evidencing such shares of Restricted Stock be held in custody by the Company until the restrictions thereon have lapsed, and that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such Award.

          4. All of the terms relating to the satisfaction of specified performance goals and the termination of any period designated by the Committee during which the Stock or units subject to the Restricted Stock Award may not be sold, transferred, pledged or assigned, or any cancellation or forfeiture of such Restricted Stock Award upon a termination of employment with or service to the Company or any Subsidiary or any Affiliate of the holder of such Restricted Stock Award, whether by reason of Disability, retirement, death or other termination shall be set forth in the written agreement relating to such Restricted Stock Award. Unless otherwise determined by the Committee at grant, if a holder's employment with the Company, any Subsidiary, or any Affiliate terminates or is involuntarily terminated with Cause, the portion of the Restricted Stock Award which is subject to a Restriction Period on the effective date of such holders' termination of employment or service shall be forfeited by such holder and such portions shall be canceled by the Company.

      c. Restrictions and Conditions. Any Restricted Stock Award pursuant to this Section 7 shall be subject to the following restrictions and conditions:

          1. Subject to the provisions of the Plan and the Restricted Stock Award Agreements, during such period as may be set by the Committee commencing on the grant date (the "Restriction Period"), the Participant shall not be permitted to sell, transfer, pledge or assign Restricted Stock or Restricted Stock Units awarded under the Plan. Subject to the limitation contained in the last sentence of Section 7(a) of the Plan, the Committee may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on performance and/or such factors as the Committee may determine, in its sole discretion.

          2. Except as provided in paragraph c (1) of this Section 7, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote and receive any dividends, and with respect to Restricted Stock Units, a Participant shall have no right to vote or receive dividends until such time as the shares of Stock attributable to such Restricted Stock Unit have been issued. Dividends paid in Stock or other securities of the Company or Stock received in connection with a stock split with respect to Restricted Stock Awards shall be subject to the same restrictions as on such Restricted Stock or Restricted Stock Unit, as the case may be. Certificates for shares of unrestricted Stock shall be delivered to the Participant promptly after, and only after, the period of forfeiture shall expire without forfeiture in respect to any Restricted Stock Award.

      d. Limitation on Restricted Stock Awards. Notwithstanding anything in the Plan to the contrary, the maximum number of shares of Restricted Stock or Restricted Stock Units issuable under this plan shall be 225,000 shares of Stock; provided, however, that if any Restricted Stock is issued at the termination of a Restricted Stock Unit's Restriction Period, such Restricted Stock shall not be counted against such maximum to the extent the grant of the original Restricted Stock Unit was counted against such maximum.

SECTION 7A. CASH INCENTIVE UNITS

      a. Cash Incentive Units may be issued alone or in addition to Awards granted under the Plan. The Committee shall determine the Participants to whom Cash Incentive Units shall be granted and the number of Cash Incentive Units to be the subject of each Award. Subject to the terms of this Section 7A, the Award of Cash Incentive Units under the Plan entitles the Participant to receive value for the units at the end of a Performance Period to the extent provided under the Award. The number of Cash Incentive Units earned, and value received from them, will be contingent on the degree to which the performance goals established at the time of grant of the Award are met.

      b. For each such Participant, the Committee will determine (a) the value of Cash Incentive Units, which may be stated either in cash or in units representing shares of Stock, (b) the performance goals to be used for determining whether the Cash Incentive Units are earned, (c) the Performance Period during which the performance goals will apply, (d) the relationship between the level of achievement of the performance goals and the degree to which Cash Incentive Units are earned, and (e) whether, during or after the Performance Period, any revision to the performance goals or Performance Period should be made to reflect significant events or changes that occur during the Performance Period

      c. Settlement of Cash Incentive Units shall be subject to the following:

         1. The Committee will compare the actual performance to the performance goals established for the Performance Period and determine the number of Cash Incentive Units as to which settlement is to be made, and the value of such Cash Incentive Units; and

         2. Settlement of Cash Incentive Units earned shall be wholly in cash to be distributed in a lump sum or installments, as determined by the Committee, in its sole discretion.

      d. Except as otherwise determined by the Committee, any Award of Cash Incentive Units which is not earned by the end of the Performance Period shall be forfeited. If a Participant's employment with or service to the Company, any Subsidiary, or any Affiliate is terminated during a Performance Period, the Committee may determine that the Participant will be entitled to settlement of all or any portion or none of the Cash Incentive Units as to which he or she would otherwise be eligible, and may accelerate the determination of the value and settlement of such Cash Incentive Units or make such other adjustments as the Committee, in its sole discretion, deems desirable.

SECTION 8. AMENDMENTS AND TERMINATION.

      Subject to the next sentence, the Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would impair the right of an Optionee or Participant under a Stock Option, Stock Appreciation Right, Restricted Stock Award or Cash Incentive Unit theretofore granted, without the Optionee's or Participant's consent. The Board may not materially alter or amend the Plan without the prior approval of the stockholders. Material amendments shall include without limitation any alteration or amendment that would:

      a. Except as expressly provided in this Plan, increase the total number of shares reserved for the purpose of the Plan;

      b. Decrease the price of any Stock Option or Stock Appreciation Right to less than the Fair Market Value on the date of the granting of the Stock Option or Stock Appreciation Right;

      c. Change the class of persons who may be Participants eligible to participate in the Plan;

      d. Extend the maximum Stock Option Term under paragraph (b) of Section 5 of the Plan, or

      e. Change the vesting period for a Stock Option or Stock Appreciation Right or a Restriction Period to a period of less than one year or render a Stock Option or Stock Appreciation Right exercisable prior to the first anniversary of such award.

      The Committee may in a manner not inconsistent with this Plan, amend the terms of any Award or option theretofore granted, prospectively or retroactively, but no amendment shall impair the rights of any holder without his consent.

SECTION 9. UNFUNDED STATUS OF THE PLAN.

      The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or Optionee by the Company, nothing set forth herein shall give any such Participant or Optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu thereof with respect to Awards hereunder, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

SECTION 10. GENERAL PROVISIONS.

      All certificates for shares of Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Commission, any stock exchange upon which the stock is listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

SECTION 11. EFFECTIVE DATE OF PLAN.

      The Plan shall be effective on the date that it is approved by a majority vote of the holders of the Company's voting common stock.

SECTION 12. TERM OF PLAN.

      No Stock Option, Stock Appreciation Right, Restricted Stock Award or Cash Incentive Unit shall be granted pursuant to the Plan on or after the tenth anniversary of the date of stockholder approval, but Awards previously granted may extend beyond that point.